UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2020

Casa Systems, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38324	75-3108867
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Old River Road Andover, Massachusetts	01810
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (978) 688-6706

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	CASA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 4.01	Changes in Registrant’s Certifying Accountant.

(a)

On August 24, 2020, the Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of Casa Systems, Inc. (the “Company”) dismissed PricewaterhouseCoopers LLP (“PwC”) as the Company’s independent registered public accounting firm, effective immediately.

The audit reports of PwC on the consolidated financial statements of the Company as of and for the years ended December 31, 2019 and December 31, 2018 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2019 and December 31, 2018, and the subsequent interim period through August 24, 2020, there were (i) no “disagreements” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the accompanying instructions) with PwC on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of PwC, would have caused PwC to make reference thereto in its reports on the Company’s financial statements for such periods and (ii) no “reportable events” (as defined in Item 304(a)(1)(v) of Regulation S-K).

The Company provided PwC with a copy of the disclosure the Company is making in this Current Report on Form 8-K in response to Item 304(a) of Regulation S-K and requested that PwC furnish a letter addressed to the Securities and Exchange Commission indicating whether or not PwC agrees with such disclosures and, if not, stating the respects in which it does not agree. A copy of PwC’s letter dated August 27, 2020, is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b)

On August 24, 2020, the Audit Committee also appointed Ernst & Young LLP (“EY”) as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020, effective immediately.

During the fiscal years ended December 31, 2019 and December 31, 2018, and the subsequent interim period through August 24, 2020, neither the Company nor anyone on the Company’s behalf consulted EY regarding (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and no written report or oral advice was provided to the Company by EY that EY concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue or (ii) any matter that was either the subject of a “disagreement” (as defined in Item 304(a)(1)(iv) of Regulation S-K and the accompanying instructions) or a “reportable event” (as defined in Item 304(a)(1)(v) of Regulation S-K).

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, in January 2020, the Board appointed Scott Bruckner to serve as interim Chief Financial Officer and principal financial officer of the Company on an interim basis. On August 26, 2020, the Board appointed Mr. Bruckner as the Company’s Chief Financial Officer and principal financial officer on an ongoing basis, effective immediately.

Prior to his appointment as Chief Financial Officer, Mr. Bruckner, age 62, served as the Company’s interim Chief Financial Officer beginning February 1, 2020, and previously as its Senior Vice President, Strategy and Corporate Development from November 2017 until January 2020. Before joining the Company, Mr. Bruckner served as a Senior Managing Director of Macquarie Group from June 2015 to November 2017 and as a Partner at Perella Weinberg Partners from April 2007 to May 2015. Mr. Bruckner holds a B.A. in International Relations and Slavic Languages and Literature from the University of Southern California and an M.A. and a Ph.D. in Political Science and Political Economy from the University of California, Los Angeles.

Mr. Bruckner has no family relationship with any of the executive officers or directors of the Company. There are no arrangements or understandings between Mr. Bruckner and any other person pursuant to which he is being appointed as the principal financial officer of the Company.

Item 9.01	Exhibits.

Exhibit Number	Description

16.1	Letter from PricewaterhouseCoopers LLP to the Securities and Exchange Commission, dated August 27, 2020.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CASA SYSTEMS, INC.

Date: August 27, 2020	By:	/s/ Scott Bruckner
Scott Bruckner
Chief Financial Officer